As filed with the Securities and Exchange Commission on September 29, 2014

Registration No. 333-170504

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Charm Communications Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Legend Town, CN01 Floor 4

No.1 Ba Li Zhuang Dong Li

Chaoyang District, Beijing 100025

People’s Republic of China

+86 10 8556 2529

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charm Communications Inc. 2008 Share Incentive Plan

(Full Title of the Plans)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

+1 (212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris Lin

Simpson Thacher & Bartlett

ICBC Tower, 35th Floor

3 Garden Road, Central

Hong Kong

Facsimile: + (852) 2514 7600

DEREGISTRATION OF SECURITIES

Charm Communications Inc. (“Charm” or the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister all unsold securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2010, File No. 333-170504 (the “Registration Statement”), with respect to Class A ordinary shares of the Registrant, par value US$0.0001 per share (the “Ordinary Shares”), thereby registered for offer or sale pursuant to the Registrant’s 2008 Share Incentive Plan (the “2008 Plan”). A total of 7,500,000 Ordinary Shares were registered for issuance under the 2008 Plan.

Engadin Parent Limited, Engadin Merger Limited (“Merger Sub”) and the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) on May 19, 2014, which was amended on May 23, 2014 and June 20, 2014. On September 24, 2014, Charm and Merger Sub filed a plan of merger with the Cayman Islands Companies Registrar which was registered by the Registrar as of September 24, 2014 (the “Effective Time”), pursuant to which Merger Sub was merged with and into Charm, with Charm continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. The Registrant hereby removes from registration, by means of this Post-Effective Amendment, all of its securities registered under the Registration Statement that remained unsold or unissued as of the Effective Time.

.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on September 29, 2014.

Charm Communications Inc.

By:	/s/ He Dang
Name:	He Dang
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 29, 2014.

Name	Title

/s/ He Dang	Chairman and Chief Executive Officer (Principal Executive Officer)
He Dang

/s/ Cindy Wang	Vice President of Finance (Principal Accounting and Financial Officer)
Cindy Wang

/s/ Dan Dina Liu	Director
Dan Dina Liu

/s/ Ruigang Li	Director
Ruigang Li

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Charm Communications Inc., has signed this registration statement or amendment thereto in Newark, Delaware, on September 29, 2014.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director